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                                   EXHIBIT 99
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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===============================================================================================================
                                                           Quarter ended Sept. 30,   Nine months ended Sept. 30,
                                                           ----------------------    --------------------------
(in millions)                                                   1994         1993             1994         1993
- ---------------------------------------------------------------------------------------------------------------
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
  Income before income tax expense                             $ 383        $ 264           $1,110       $  714
  Fixed charges                                                  311          282              869          878
                                                               -----        -----           ------       ------
                                                               $ 694        $ 546           $1,979       $1,592
                                                               =====        =====           ======       ======

Fixed charges (1):
  Interest expense                                             $ 297        $ 270           $  827       $  840
  Estimated interest component of net rental expense              14           12               42           38
                                                               -----        -----           ------       ------
                                                               $ 311        $ 282           $  869       $  878
                                                               =====        =====           ======       ======

Ratio of earnings to fixed charges (2)                          2.23         1.94             2.28         1.81
                                                               =====        =====           ======       ======

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
  Income before income tax expense                             $ 383        $ 264           $1,110       $  714
  Fixed charges                                                   93           71              245          219
                                                               -----        -----           ------       ------
                                                               $ 476        $ 335           $1,355       $  933
                                                               =====        =====           ======       ======

Fixed charges:
  Interest expense                                             $ 297        $ 270           $  827       $  840
  Less interest on deposits                                     (218)        (211)            (624)        (659)
  Estimated interest component of net rental expense              14           12               42           38
                                                               -----        -----           ------       ------
                                                               $  93        $  71           $  245       $  219
                                                               =====        =====           ======       ======

Ratio of earnings to fixed charges                              5.12         4.72             5.53         4.26
                                                               =====        =====           ======       ======
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
(1) As defined in Item 503(d) of Regulation S-K.
(2) These computations are included herein in compliance with Securities and Exchange Commission regulations.
    However, management believes that fixed charge ratios are not meaningful measures for the business of the
    Company because of two factors.  First, even if there were no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt.  Second, even if there were no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.
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